EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
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Exhibit A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE


SPECTRASITE HLDG
2/1/00
Morgan
$17.00

13MOBILE
4/6/00
DBC
$21.00

INFORMATION IN FOLLOWING ORDER:
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

400,000
2.6667%
0.3010%
CS First Boston

421,800
9.5864%
0.4178%
CS First Boston